EXHIBIT 23
Chartered Accountants Ernst & Young Tower P. O. Box 251 222 Bay St. Toronto, Canada M5K 1J7	Phone: (416) 864-1234 Fax: (416) 864-1174

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Norbord Inc.'s Annual Report on Form 40-F of our audit report dated January 26, 2005 with respect to the consolidated balance sheets as at December 31, 2004 and 2003 and the consolidated statements of earnings and retained earnings and cash flows for the years then ended also included herein.

Toronto, Canada
January 26, 2005	Chartered Accountants